Exhibit 99.1

YOU ON DEMAND ANNOUNCES 1,800,00 COMMON SECONDARY OFFERING

NEW YORK, NY, December 14, 2012 — YOU On Demand Holdings, Inc. (NASDAQ: YOD) (“YOU On Demand” or the “Company”), China's leading national Pay-Per-View (PPV) and Video On Demand (VOD) platform, announced today the pricing of an underwritten public offering of its common stock.  YOU On Demand has agreed to sell 1,800,000 shares of its common stock at a price of $1.50 per share.   The shares are being sold under the Company’s previously filed shelf registration statement on Form S-3 (File No. 333-183689), which was declared effective by the United States Securities and Exchange Commission (“SEC”) on September 12, 2012. The Company has also granted the underwriters a 30-day option to purchase up to 270,000 additional shares of common stock to cover over-allotments, if any.  Subject to the satisfaction of customary conditions, the offering is expected to close on or about December 18, 2012.

Chardan Capital Markets, LLC acted as sole book-running manager of the offering and National Securities Corporation and Maxim Group LLC are acting as co-managers.

YOU On Demand intends to use the net proceeds from this offering for general corporate purposes, which may include working capital as well as marketing and promotion of its VOD and PPV services in China.

A base prospectus and prospectus supplement related to the offering have been filed with the SEC and are available on the SEC’s website, http://www.sec.gov. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, the common stock in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Electronic copies of the prospectus supplement and prospectus relating to these securities may be obtained, when available, from the website of the Securities and Exchange Commission at www.sec.gov, or by contacting Chardan Capital Markets, 17 State Street, Suite 1600, New York, NY, Attention: Prospectus Department 1-646-465-9000.

About YOU On Demand Holdings, Inc.

YOU On Demand is the leading national Pay-Per-View and Video On Demand platform in China. The Company offers high quality premium content to customers across China through its Near Video On Demand (NVOD), Video On Demand (VOD) and Subscription Video On Demand (SVOD) services. The Company consists of a portfolio of businesses that include alliances with leading media operators, comprehensive end-to-end content delivery, an exclusive billing solution, governmental partnerships and approvals, and value added services.

YOU On Demand has secured strategic partnerships with the largest media entities in China, and has a highly experienced management team with a strong background in Cable, Television, Media and Telecom. The company is headquartered in New York, NY, with its China headquarters in Beijing.  For more information, visit http://www.yod.com.

SafeHarbor Statement

This press release contains certain statements that may include "forward looking statements." All statements other than statements of historical fact included herein are "forward-looking statements." These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

CONTACT:

Jason Finkelstein

YOU On Demand

212-206-1216

Jason.Finkelstein@yod.com